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                                                                   EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) for the registration of $150,000,000 of 8.25% Senior Notes due 2013 and to the incorporation by reference therein of our report dated February 19, 2003, with respect to the consolidated financial statements of Group 1 Automotive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


Houston, Texas
September 23, 2003